Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Third Quarter 2017 Results

MURFREESBORO, Tenn. – (November 8, 2017) National Health Investors, Inc. (NYSE:NHI) announced today its net income attributable to common stockholders, its Funds From Operations (“FFO”), its Normalized Funds From Operations and its Normalized Adjusted Funds From Operations (“AFFO”) for the three and nine months ended September 30, 2017.

Q3 2017 Highlights

•	Announced $21.9 million in real estate acquisitions and loans; $165.6 million year-to-date

•	Maintained low leverage balance sheet at 4.0x net debt-to-annualized adjusted EBITDA

•	Portfolio lease coverage remains strong at 1.70x

•	GAAP net income of $.94 for the third quarter; $2.97 year-to-date

•	Normalized FFO up 11.4% over third quarter 2016; up 9.4% year-to-date

•	Normalized AFFO up 10.9% over third quarter 2016; up 9.3% year-to-date

2017 Guidance
The Company currently expects Normalized FFO for 2017 to be in the range of $5.22 to $5.26 per diluted common share and Normalized AFFO to be in the range of $4.70 to $4.72 per diluted common share. The Company’s guidance range for the full year 2017, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2017 Range
	Low	High
Net income per diluted share attributable to common stockholders	$3.87	$3.89
Plus: Depreciation	1.61	1.63
Less: Gain on sale of marketable securities	(.24)	(.24)
Less: Other adjustments, net	(.02)	(.02)
Normalized FFO per diluted common share	$5.22	$5.26
Less: Straight-line rental income	(0.61)	(0.63)
Plus: Amortization of debt issuance costs	0.06	0.06
Plus: Amortization of original issue discount	0.03	0.03
Normalized AFFO per diluted common share	$4.70	$4.72

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The Company estimates that it will close on $42 million of new investments in seniors housing before December 31, 2017, including the assumption of $18 million in fixed rate term debt. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments and any pending new investments. The Company’s guidance may change if actual results vary from these assumptions.

Exhibit 99

Financial Results

•
Net income attributable to common stockholders per diluted common share for the three months ended September 30, 2017, was $.94, an increase of 13.2% from the same period in the prior year. Net income attributable to common stockholders per diluted common share for the nine months ended September 30, 2017, was $2.97, an increase of 4.6% from the same period in the prior year.

•
Normalized FFO per diluted common share for the three months ended September 30, 2017, was $1.37, an increase of 11.4% over the same period in the prior year. Normalized FFO per diluted common share for the nine months ended September 30, 2017, was $3.94, an increase of 9.4% over the same period in the prior year.

•
Normalized AFFO per diluted common share for the three months ended September 30, 2017 was $1.22, an increase of 10.9% over the same period in the prior year. Normalized AFFO per diluted common share for the nine months ended September 30, 2017 was $3.54, an increase of 9.3% over the same period in the prior year.

•
FFO per diluted common share for the three months ended September 30, 2017, was $1.35, an increase of 11.6% from the same period in the prior year. FFO per diluted common share for the nine months ended September 30, 2017, was $4.19, an increase of 9.7% from the same period in the prior year.

•
FFO and net income attributable to common stockholders for the three months ended September 30, 2017 include $902,000 in write-offs related to debt extinguishment and credit facility modifications and $350,000 recorded as the ineffective portion of our interest rate swaps. FFO and net income attributable to common stockholders for the nine months ended September 30, 2017 included gains on sales of marketable securities of $10.0 million and $922,000 recognized on a mortgage note payoff.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company defines Normalized FFO as FFO adjusted for certain items which may create some difficulty in comparing FFO for the current period to similar prior periods. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. These supplemental non-GAAP performance measures may not be comparable to similarly titled measures used by other REITs.

Net income attributable to common stockholders is a calculation of our net income, defined as the results of our operations in conformity with generally accepted accounting principles (GAAP) in the United States of America, less net income attributable to noncontrolling interests in our consolidated joint ventures, if any.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized Funds Available for Distribution (“FAD”) is included as a table to this press release and filed in the Company’s Form 10-Q with the Securities and Exchange Commission.

Investor Conference Call and Webcast
NHI will host a conference call on Wednesday, November 8, 2017, at 12 p.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (800) 684-3419 with the confirmation number, 21861294. The live broadcast of NHI’s third quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. Visit www.nhireit.com for more information.

NHI Reports Third Quarter 2017 Results

November 8, 2017

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$39,092	$33,032	$121,566	$110,352
Elimination of certain non-cash items in net income:
Depreciation	17,023	15,240	50,006	43,668
Depreciation related to noncontrolling interest	—	(312)	—	(927)
Net gain on sales of real estate	—	—	(50)	(4,582)
Funds from operations	56,115	47,960	171,522	148,511
Gain on sale of marketable securities	—	—	(10,038)	(23,498)
Gain on sale of equity-method investee	—	(1,657)	—	(1,657)
Write-off of deferred tax asset	—	1,192	—	1,192
Loss on debt extinguishment	495	—	591	—
Debt issuance costs written-off due to credit facility modifications	407	—	407	—
Ineffective portion of cash flow hedges	(350)	—	(350)	—
Non-cash write-off of straight-line rent receivable	—	1,131	—	9,456
Write-off of lease intangible	—	—	—	6,400
Revenue recognized due to early lease termination	—	—	—	(303)
Recognition of note discount and early payment penalty	—	—	(922)	—
Normalized FFO	56,667	48,626	161,210	140,101
Straight-line lease revenue, net	(6,951)	(6,000)	(18,956)	(16,583)
Straight-line lease revenue, net, related to noncontrolling interest	—	15	—	(4)
Amortization of lease incentives	69	—	69	—
Amortization of original issue discount	259	288	840	855
Amortization of debt issuance costs	635	586	1,828	1,759
Amortization of debt issuance costs related to noncontrolling interest	—	(9)	—	(27)
Normalized AFFO	50,679	43,506	144,991	126,101
Non-cash stock based compensation	405	251	2,270	1,481
Normalized FAD	$51,084	$43,757	$147,261	$127,582

BASIC
Weighted average common shares outstanding	41,108,699	39,283,919	40,681,582	38,735,262
FFO per common share	$1.37	$1.22	$4.22	$3.83
Normalized FFO per common share	$1.38	$1.24	$3.96	$3.62
Normalized AFFO per common share	$1.23	$1.11	$3.56	$3.26

DILUTED
Weighted average common shares outstanding	41,448,263	39,651,900	40,937,337	38,876,025
FFO per common share	$1.35	$1.21	$4.19	$3.82
Normalized FFO per common share	$1.37	$1.23	$3.94	$3.60
Normalized AFFO per common share	$1.22	$1.10	$3.54	$3.24

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NHI Reports Third Quarter 2017 Results

November 8, 2017

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations (“FFO”), Normalized FFO, Normalized Adjusted Funds From Operations (“AFFO”) and Normalized Funds Available for Distribution (“FAD”) may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company’s FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”) (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders. Additionally, normalized FAD improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITs, more meaningful. Because FAD may function as a liquidity measure, we do not present FAD on a per-share basis.
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NHI Reports Third Quarter 2017 Results

November 8, 2017

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Rental income	$68,204	$59,272	$197,077	$171,374
Interest income from mortgage and other notes	3,045	3,669	10,125	10,136
Investment income and other	103	310	374	1,963
	71,352	63,251	207,576	183,473
Expenses:
Depreciation	17,023	15,240	50,006	43,668
Interest, including amortization of debt discount and issuance costs	12,241	10,816	35,730	31,745
Legal	215	156	417	406
Franchise, excise and other taxes	268	271	802	826
General and administrative	2,513	2,169	9,143	7,218
Loan and realty losses	—	1,131	—	15,856
	32,260	29,783	96,098	99,719
Income before equity-method investee, TRS tax benefit, investment and
other gains and noncontrolling interest	39,092	33,468	111,478	83,754
Loss from equity-method investee	—	(754)	—	(1,214)
Income tax benefit attributable to taxable REIT subsidiary	—	(933)	—	(749)
Investment and other gains	—	1,657	10,088	29,737
Net income	39,092	33,438	121,566	111,528
Less: net income attributable to noncontrolling interest	—	(406)	—	(1,176)
Net income attributable to common stockholders	$39,092	$33,032	$121,566	$110,352

Weighted average common shares outstanding:
Basic	41,108,699	39,283,919	40,681,582	38,735,262
Diluted	41,448,263	39,651,900	40,937,337	38,876,025

Earnings per common share:
Net income attributable to common stockholders - basic	$.95	$.84	$2.99	$2.85
Net income attributable to common stockholders - diluted	$.94	$.83	$2.97	$2.84

Regular dividends declared per common share	$.95	$.90	$2.85	$2.70

NHI Reports Third Quarter 2017 Results

November 8, 2017

Selected Balance Sheet Data
(in thousands)
	September 30, 2017	December 31, 2016

Real estate properties, net	$2,257,885	$2,159,774
Mortgage and other notes receivable, net	$149,299	$133,493
Cash and cash equivalents	$3,926	$4,832
Straight-line rent receivable	$90,224	$72,518
Other assets	$18,598	$33,016
Debt	$1,111,292	$1,115,981
Stockholders’ equity	$1,327,667	$1,209,590

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.